Exhibit 99.1

HALLIBURTON ANNOUNCES SECOND QUARTER 2024 RESULTS

•Net income of $0.80 per diluted share.
•Revenue of $5.8 billion and operating margin of 18%.
•Cash flow from operations of $1.1 billion and free cash flow1 of approximately $800 million.
•Repurchases of approximately $250 million of common stock.

HOUSTON – July 19, 2024 – Halliburton Company (NYSE: HAL) announced today net income of $709 million, or $0.80 per diluted share, for the second quarter of 2024. This compares to net income for the first quarter of 2024 of $606 million, or $0.68 per diluted share and first quarter of 2024 adjusted net income2 of $679 million, or $0.76 per diluted share. Halliburton's total revenue for the second quarter of 2024 was $5.8 billion, sequentially flat. Operating income was $1.0 billion in the second quarter of 2024, an increase of 5% sequentially.

“Halliburton's returns and cash flow are strong and I am pleased with our performance this quarter. The quality of our people, the clarity of our strategy, our leading technologies, the depth of our pipeline of opportunities, and the competitiveness of our business segments all give me confidence in Halliburton’s future,” commented Jeff Miller, Chairman, President and CEO.

“In our international markets we see strong demand for Halliburton’s services, high activity levels, and equipment tightness across all major basins.

“In North America, our strategy to maximize value in North America delivers shareholder value, and I expect that we will continue to deliver strong returns through this cycle,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the second quarter of 2024 was $3.4 billion, sequentially flat, while operating income was $723 million, an increase of $35 million, or 5%, compared to the first quarter of 2024. Revenue improvements driven by increased completion tool sales in the Eastern Hemisphere, higher stimulation activity in Latin America, increased cementing activity in the Western Hemisphere, and improved well intervention services internationally were offset by decreased stimulation activity in U.S. land, lower completion tool sales in the Western Hemisphere, and decreased artificial lift services in North America. Operating income increased due to activity mix improvements from completion tool sales in the Eastern Hemisphere, stimulation activity and well intervention services internationally, and cementing services in North America.

Drilling and Evaluation

Drilling and Evaluation revenue in the second quarter of 2024 was $2.4 billion, while operating income was $403 million, both flat sequentially. These results were driven by higher drilling-related services in Europe, North America and Asia, improved wireline activity in the Western Hemisphere and Europe, and increased testing services internationally. Offsetting these improvements were lower software sales globally, decreased drilling-related services in Latin America and Africa, and lower wireline activity in Middle East/Asia and Africa.

Geographic Regions

North America

North America revenue in the second quarter of 2024 was $2.5 billion, a 3% decrease sequentially. This decline was primarily driven by decreased pressure pumping services in U.S. land and lower activity across multiple product service lines in the Gulf of Mexico. Partially offsetting these declines were increased drilling-related services in Canada and U.S. land, higher wireline activity in U.S. land and the Gulf of Mexico, improved pressure pumping services in Canada, and increased cementing activity in the Gulf of Mexico.

International

International revenue in the second quarter of 2024 was $3.4 billion, an increase of 3% sequentially.

Latin America revenue in the second quarter of 2024 was $1.1 billion, sequentially flat. Improved activity across multiple product service lines in Argentina and the Caribbean, higher pressure pumping services in Mexico, and increased drilling-related services in Brazil were offset by lower drilling-related services, decreased project management activity, and decreased software sales in Mexico and lower completion tool sales in the Caribbean.

Europe/Africa revenue in the second quarter of 2024 was $757 million, an increase of 4% sequentially. This increase was primarily driven by higher well construction activity and improved wireline activity in Norway along with increased completion tool sales and higher stimulation activity in Angola. Partially offsetting these improvements were lower software sales in the region along with decreased fluid services and lower wireline activity in Africa.

Middle East/Asia revenue in the second quarter of 2024 was $1.5 billion, an increase of 5% sequentially. This increase was primarily due to higher well construction activity in United Arab Emirates, improved completion tool sales in Saudi Arabia, increased stimulation activity and improved project management activity in Kuwait, and increased fluid services in Asia. Partially offsetting these improvements were lower well construction activity in Oman, lower wireline activity in the region, and decreased fluid services in Saudi Arabia.

Other Financial Items

During the second quarter of 2024, Halliburton:

•Repurchased approximately $250 million of its common stock.

•Paid dividends of $0.17 per share.

•Spent $29 million on SAP S4 migration.

Selective Technology & Highlights

•Halliburton announced it was awarded a deep water integrated multi-well construction contract in Namibia by Rhino Resources Ltd., a private company engaged in both onshore and offshore energy exploration in Africa.

•Halliburton introduced GeoESP® lifting pumps, an advanced submersible borehole and surface pump technology designed specifically for geothermal energy applications. Developed by Summit ESP®, a Halliburton service, GeoESP lifting pumps address critical challenges related to the transport of fluids to the surface through electric submersible pumps (ESP).

•Halliburton added the SentinelCem™ Pro cement system to its lost circulation solutions portfolio. The single-sack packaging enables proactive storage in offshore and remote locations. SentinelCem Pro cement, built upon its predecessor, simplifies mixing operations as it eliminates the need for pre-hydration of the slurry design and access to high-purity water sources. This feature facilitates more efficient rig operations with the option to direct mix the system on-the-fly or in a batch mixer.

•Halliburton and Wintershall Dea have announced a license agreement under which Wintershall Dea will use Halliburton Landmark’s new Unified Ensemble Modeling (UEM) solution. UEM is an innovative approach that for the first time simultaneously integrates static and dynamic data in real time to represent subsurface conditions across multiple scales. This method improves the accuracy of reservoir models by consistently incorporating geologic uncertainties, making UEM vital to optimize reservoir recovery under uncertainty.

•Halliburton Landmark and AIQ, the Abu Dhabi-based AI champion with innovative solutions for the energy sector announced a partner agreement under which AIQ’s RoboWell autonomous well control (AWC) solution will be made available through Halliburton Landmark’s iEnergy hybrid cloud. This agreement marks a step in AIQ’s goal to expand the adoption of AI-enabled AWC tools to help optimize and increase production in the global upstream sector.

•Halliburton Labs participant, Nanotech Materials, opened a new 43,000-square-foot facility in Katy, Texas, to expand its production of a roof coating that features its novel heat-control technology. The larger facility will support growth after successful scale-up at Halliburton Labs.

(1)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 3.

(2)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 1.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn, YouTube, Instagram, and Facebook.

Forward-looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2023, Form 10-Q for the quarter ended March 31, 2024, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2024	2023	2024
Revenue:
Completion and Production	$3,401	$3,476	$3,373
Drilling and Evaluation	2,432	2,322	2,431
Total revenue	$5,833	$5,798	$5,804
Operating income:
Completion and Production	$723	$707	$688
Drilling and Evaluation	403	376	398
Corporate and other	(65)	(59)	(65)
SAP S4 upgrade expense	(29)	(13)	(34)
Total operating income	1,032	1,011	987
Interest expense, net	(92)	(102)	(92)
Loss on Blue Chip Swap transactions (a)	—	(104)	—
Other, net (b)	(20)	(22)	(108)
Income before income taxes	920	783	787
Income tax provision (c)	(207)	(167)	(178)
Net income	$713	$616	$609
Net income attributable to noncontrolling interest	(4)	(6)	(3)
Net income attributable to company	$709	$610	$606

Basic and diluted net income per share	$0.80	$0.68	$0.68
Basic weighted average common shares outstanding	884	901	889
Diluted weighted average common shares outstanding	886	903	891

(a)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the three months ended June 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(b)	During the three months ended March 31, 2024, Halliburton incurred a charge of $82 million primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The tax provision during the three months ended March 31, 2024 includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact. During the three months ended June 30, 2023, the tax provision includes the tax effect of the loss on Blue Chip Swap transactions.

See Footnote Table 1 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Revenue:
Completion and Production	$6,774	$6,885
Drilling and Evaluation	4,863	4,590
Total revenue	$11,637	$11,475
Operating income:
Completion and Production	$1,411	$1,373
Drilling and Evaluation	801	745
Corporate and other	(130)	(117)
SAP S4 upgrade expense	(63)	(13)
Total operating income	2,019	1,988
Interest expense, net	(184)	(203)
Loss on Blue Chip Swap transactions (a)	—	(104)
Other, net (b)	(128)	(69)
Income before income taxes	1,707	1,612
Income tax provision (c)	(385)	(341)
Net Income	$1,322	$1,271
Net Income attributable to noncontrolling interest	(7)	(10)
Net Income attributable to company	$1,315	$1,261

Basic net income per share	$1.48	$1.40
Diluted net income per share	$1.48	$1.39
Basic weighted average common shares outstanding	886	902
Diluted weighted average common shares outstanding	888	905

(a)
The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the six months ended June 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(b)	During the six months ended June 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The tax provision during the six months ended June 30, 2024 includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact. During the six months ended June 30, 2023, the tax provision includes the tax effect on the loss on Blue Chip Swap transactions.

See Footnote Table 2 for Reconciliation of Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and equivalents	$2,138	$2,264
Receivables, net	5,327	4,860
Inventories	3,282	3,226
Other current assets	1,131	1,193
Total current assets	11,878	11,543
Property, plant, and equipment, net	5,073	4,900
Goodwill	2,858	2,850
Deferred income taxes	2,420	2,505
Operating lease right-of-use assets	1,026	1,088
Other assets	1,897	1,797
Total assets	$25,152	$24,683

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,295	$3,147
Accrued employee compensation and benefits	619	689
Current portion of operating lease liabilities	258	262
Other current liabilities	1,404	1,510
Total current liabilities	5,576	5,608
Long-term debt	7,638	7,636
Operating lease liabilities	832	911
Employee compensation and benefits	375	408
Other liabilities	685	687
Total liabilities	15,106	15,250
Company shareholders’ equity	10,000	9,391
Noncontrolling interest in consolidated subsidiaries	46	42
Total shareholders’ equity	10,046	9,433
Total liabilities and shareholders’ equity	$25,152	$24,683

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024
Cash flows from operating activities:
Net income	$1,322	$1,271	$713
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	534	486	271
Working capital (a)	(365)	(589)	(24)
Other operating activities	77	6	121
Total cash flows provided by operating activities	1,568	1,174	1,081
Cash flows from investing activities:
Capital expenditures	(677)	(571)	(347)
Proceeds from sales of property, plant, and equipment	108	90	59
Other investing activities	(205)	(215)	(105)
Total cash flows used in investing activities	(774)	(696)	(393)
Cash flows from financing activities:
Stock repurchase program	(500)	(348)	(250)
Dividends to shareholders	(302)	(289)	(151)
Other financing activities	(36)	(7)	(15)
Total cash flows used in financing activities	(838)	(644)	(416)
Effect of exchange rate changes on cash	(82)	(75)	(25)
Increase (decrease) in cash and equivalents	(126)	(241)	247
Cash and equivalents at beginning of period	2,264	2,346	1,891
Cash and equivalents at end of period	$2,138	$2,105	$2,138

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 3 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
Revenue	2024	2023	2024
By operating segment:
Completion and Production	$3,401	$3,476	$3,373
Drilling and Evaluation	2,432	2,322	2,431
Total revenue	$5,833	$5,798	$5,804

By geographic region:
North America	$2,481	$2,696	$2,546
Latin America	1,097	994	1,108
Europe/Africa/CIS	757	698	729
Middle East/Asia	1,498	1,410	1,421
Total revenue	$5,833	$5,798	$5,804

Operating income
By operating segment:
Completion and Production	$723	$707	$688
Drilling and Evaluation	403	376	398
Total operations	1,126	1,083	1,086
Corporate and other	(65)	(59)	(65)
SAP S4 upgrade expense	(29)	(13)	(34)
Total operating income	$1,032	$1,011	$987

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30,
Revenue	2024	2023
By operating segment:
Completion and Production	$6,774	$6,885
Drilling and Evaluation	4,863	4,590
Total revenue	$11,637	$11,475

By geographic region:
North America	$5,027	$5,461
Latin America	2,205	1,909
Europe/Africa/CIS	1,486	1,360
Middle East/Asia	2,919	2,745
Total revenue	$11,637	$11,475

Operating income
By operating segment:
Completion and Production	$1,411	$1,373
Drilling and Evaluation	801	745
Total operations	2,212	2,118
Corporate and other	(130)	(117)
SAP S4 upgrade expense	(63)	(13)
Total operating income	$2,019	$1,988

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2024	2023	2024
Net income attributable to company	$709	$610	$606

Adjustments:
Loss on Blue Chip Swap transactions	—	104	—
Other, net (a)	—	—	82
Total adjustments, before taxes	—	104	82
Tax adjustment (b)	—	(23)	(9)
Total adjustments, net of taxes (c)	—	81	73
Adjusted net income attributable to company (c)	$709	$691	$679

Diluted weighted average common shares outstanding	886	903	891
Net income per diluted share (d)	$0.80	$0.68	$0.68
Adjusted net income per diluted share (d)	$0.80	$0.77	$0.76

(a)	During the three months ended March 31, 2024, Halliburton incurred a charge of $82 million primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(b)
The tax adjustment in the table above includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact during the three months ended March 31, 2024. During the three months ended June 30, 2023, the tax adjustment includes the tax effect on the loss on Blue Chip Swap transactions.

(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the Egypt currency impact, Argentina investment impairment, and the loss on the Blue Chip Swap transactions, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Net income attributable to company	$1,315	$1,261

Adjustments:
Loss on Blue Chip Swap transactions	—	104
Other, net (a)	82	—
Total adjustments, before taxes	82	104
Tax adjustment (b)	(9)	(23)
Total adjustments, net of taxes (c)	73	81
Adjusted net income attributable to company (c)	$1,388	$1,342

Diluted weighted average common shares outstanding	888	905
Net income per diluted share (d)	$1.48	$1.39
Adjusted net income per diluted share (d)	$1.56	$1.48

(a)	During the six months ended June 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(b)
The tax adjustment in the table above includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact during the six months ended June 30, 2024. During the six months ended June 30, 2023, the tax adjustment includes the tax effect on the loss on Blue Chip Swap transactions.

(c)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the Egypt currency impact, Argentina investment impairment, and the loss on the Blue Chip Swap transactions, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(d)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2024	2023	2024
Total cash flows provided by operating activities	$1,568	$1,174	$1,081
Capital expenditures	(677)	(571)	(347)
Proceeds from sales of property, plant, and equipment	108	90	59
Free cash flow (a)	$999	$693	$793

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Friday, July 19, 2024, to discuss its second quarter 2024 financial results. The call will begin at 7:30 a.m. CT (8:30 a.m. ET).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

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CONTACTS

Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688

Media Relations
Victoria Ingalls
PR@Halliburton.com
281-871-2601